Exhibit 99.2

WMG ACQUISITION CORP. ANNOUNCES

LAUNCH OF SENIOR NOTES OFFERING AND

CASH TENDER OFFER AND CONSENT SOLICITATION

FOR CERTAIN SERIES OF DEBT SECURITIES

NEW YORK, NY, March 26, 2014 (MARKETWIRE via COMTEX) — Warner Music Group Corp. (“Warner Music Group” or “WMG”) today announced that through its wholly owned subsidiary WMG Acquisition Corp. (the “Company”) it has commenced a private offering (the “Offering”) of senior notes (the “New Notes”).

The New Notes will be offered in a private offering exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”). The New Notes will be offered only to qualified institutional buyers pursuant to Rule 144A and to certain persons outside the United States pursuant to Regulation S, each under the Securities Act.

The New Notes have not been registered under the Securities Act and may not be offered or sold within the United States absent registration or an applicable exemption from the registration requirements.

Concurrent with the commencement of the Offering, the Company has announced that it has commenced a tender offer to purchase for cash any and all of its outstanding debt securities listed in the table below (the “Existing Notes”). In conjunction with the tender offer, the Company is soliciting consents (“Consents”) to the adoption of certain proposed amendments to the indenture governing the Existing Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and other related provisions. Capitalized terms used herein and not defined herein have the meaning given to them in the Company’s Offer to Purchase and Consent Solicitation Statement dated as of March 26, 2014.

The Existing Notes and material pricing terms for the tender offer are set forth in the table below.

CUSIP / ISIN Nos.	Outstanding Principal Amount	Issuer	Title of Security	Purchase Price (1)(2)	Consent Payment (1)(2)	Total Consideration (1)
92936B AB7 US92936BAB71
U97124 AB4 USU97124AB49	$765,000,000	WMG Acquisition Corp.	11.5% Senior Notes due 2018	$1,106.35	$30.00	$1,136.35
92933B AC8 US92933BAC81

(1)	Per $1,000 principal amount of Existing Notes and excluding Accrued Interest, which will be paid in addition to the Total Consideration or Purchase Price, as applicable, up to the applicable Payment Date (as defined below).
(2)	Included in Total Consideration.

The tender offer will expire at 12:00 a.m., New York City time, on April 22, 2014, unless extended (such time and date, as the same may be extended, the “Expiration Time”). Holders of Existing Notes must validly tender (and not validly withdraw) their Existing Notes and validly deliver (and not validly revoke) their corresponding Consents at or prior to 5:00 P.M., New York City time, on April 8, 2014, unless extended (such time and date, as the same may be extended, the “Consent Time”), to be eligible to receive the Total Consideration, which includes the Consent Payment, as set forth in the table above. Holders who tender their Existing Notes after the Consent Time and prior to the Expiration Time will be eligible to receive the Purchase Price as set forth in the table above, but not the Consent Payment.

Tendered Existing Notes may be withdrawn and Consents may be revoked at or prior to the “Withdrawal Deadline”, which is the earlier of (a) the “Effective Time” (as defined below) and (b) the Expiration Time. The Company intends to execute a supplemental indenture with respect to the indenture governing the Existing Notes promptly following the receipt of the Requisite Consents (as defined below). The time and date on which the supplemental indenture is executed is referred to as the “Effective Time”. The Effective Time may occur prior to the Consent Time. A Holder cannot deliver a Consent without tendering its corresponding Existing Notes or tender its Existing Notes without delivering a corresponding Consent.

Upon the terms and conditions described in the Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal, payment for Existing Notes accepted for purchase in the tender offer will be made (1) with respect to Existing Notes validly tendered and not validly withdrawn at or prior to the Consent Time, promptly after acceptance of such Existing Notes for purchase, which will occur promptly following the satisfaction or waiver of the conditions to the tender offer, including the receipt by the Company of net proceeds from the Offering and (2) with respect to Existing Notes validly tendered after the Consent Time but at or before the Expiration Time, promptly after acceptance of such Existing Notes for purchase, which will occur promptly following such Expiration Time. However, as the Company intends to accept Existing Notes validly tendered and not validly withdrawn at or prior to the Consent Time promptly following the consummation of the Offering, the Company will extend the Expiration Time and, consequently, the date or dates of acceptance for the Existing Notes tendered and the corresponding date or dates of payment as necessary for this to occur. The Company currently expects the Initial Payment Date for the Existing Notes to be April 9, 2014.

The tender offer and consent solicitation may be amended, modified or terminated by the Company and the Company retains the sole discretion to accept Existing Notes for payment and Consents with respect to Existing Notes.

In addition to the Total Consideration or Purchase Price, as applicable, holders of Existing Notes tendered and accepted for payment will receive accrued and unpaid interest on such Existing Notes from the last interest payment date for the Existing Notes up to, but not including, the applicable payment date (“Accrued Interest”).

The consummation of the tender offer is conditioned upon the timely receipt of Consents at or prior to the applicable Consent Time from holders of at least a majority of the outstanding aggregate principal amount of the Existing Notes (the “Requisite Consents”). In addition, consummation of the tender offer is conditioned upon the consummation of the Offering. The tender offer is also subject to the satisfaction or waiver of certain other conditions as set forth in the Offer to Purchase and Consent Solicitation Statement.

The Company intends to issue a conditional notice of redemption for all of the Existing Notes that are not accepted for purchase in the tender offer and consent solicitation. The notice of redemption is conditioned upon, among other things, the consummation of the Offering. Upon the satisfaction of such conditions, the Company will satisfy and discharge the Indenture in accordance with its terms, and any Existing Notes that remain outstanding on the redemption date specified in the notice of redemption will be redeemed. We currently expect to redeem any Existing Notes that are not accepted for purchase in the tender offer and consent solicitation on or about April 25, 2014. Existing Notes acquired by the Company in the tender offer and consent solicitation will be canceled and holders of such Existing Notes will not be entitled to any payment in connection with such redemption. In the event that the conditions specified in the notice of redemption are not satisfied, the redemption will not occur.

This announcement is not an offer to sell or purchase, or a solicitation of an offer to sell or purchase, securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful. The tender offer is only being made pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal and the Offering is being made only by the Offering Circular being sent to prospective investors.

The complete terms and conditions of the tender offer are set forth in an Offer to Purchase and Consent Solicitation Statement that is being sent to holders of the Existing Notes. Holders are urged to read the tender offer documents carefully before making any decision with respect to the tender offer and consent solicitation. Holders of Existing Notes must make their own decisions as to whether to tender their Existing Notes and provide the related Consents, and if they decide to do so, the principal amount of the Existing Notes to tender.

The Company has engaged Credit Suisse Securities (USA) LLC as Dealer Manager for the tender offer and as Solicitation Agent for the consent solicitation. Questions and requests for assistance regarding the tender offer and consent solicitation should be directed to Credit Suisse Securities (USA) LLC at (212) 325-2476 (collect) or (800) 820-1653 (toll free). Requests for copies of the Offer to Purchase and Consent Solicitation Statement or other tender offer materials may be directed to D.F. King & Co., Inc., the Information Agent and Tender Agent, at (800) 848-3416 (toll free) or via wmg@dfking.com.

None of the Company, the Dealer Manager and Solicitation Agent, the Information Agent and Tender Agent or any other person makes any recommendation as to whether holders of Existing Notes should tender their Existing Notes or provide the related Consents, and no one has been authorized to make such a recommendation.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, East West, Elektra, Erato, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros., Warner Classics, Warner Music Nashville and Word, as well as Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance, including, but not limited to, statements regarding the Company’s PLG integration plans. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

Warner Music Group maintains an Internet site at www.wmg.com. Warner Music Group uses its website as a channel of distribution of material Company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email by visiting the “email alerts” section at http://investors.wmg.com. Warner Music Group’s website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Additional factors that may affect future results and conditions are described in Warner Music Group’s filings with the SEC, which are available at the SEC’s web site at www.sec.gov or at Warner Music Group’s website at www.wmg.com.

SOURCE: WMG

Media Contact:

James Steven

Telephone Contact: 212-275-2213

Email Contact: james.steven@wmg.com

or

Investor Contact:

Erika Begun

Telephone Contact: 212-275-4850

Email Contact: erika.begun@wmg.com

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